Filed pursuant to 424(b)(5)
Registration No. 333-285712

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED MARCH 11, 2025)

Matthews International Corporation

1,250,000 Shares of Class A Common Stock

This prospectus supplement and the accompanying prospectus relate to the issuance and sale from time to time of up to 1,250,000 shares of our Class A Common Stock, par value $1.00 per share, which, except as otherwise noted, we refer to in this prospectus supplement as common stock, through Truist Securities, Inc. (“Truist Securities” or the “Sales Agent”). These sales, if any, will be made pursuant to the terms of the equity distribution agreement, dated March 11, 2025, between us and the Sales Agent.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through The Nasdaq Global Select Market (“Nasdaq”), the existing trading market for our common stock. Subject to the terms and conditions of the equity distribution agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the Sales Agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to the Sales Agent as principals for their own accounts at a price agreed upon at the time of the sale. If we sell shares of our common stock to the Sales Agent as principals, we will enter into a separate terms agreement with the Sales Agent and we will describe that agreement in a separate prospectus supplement or pricing supplement.

Our common stock is listed on Nasdaq under the symbol “MATW.” On March 10, 2025, the last reported sale price of our common stock on Nasdaq was $23.64 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 6 OF THE ACCOMPANYING PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

We will pay the Sales Agent a commission of up to 2.50% of the gross sales price per share of our common stock sold through them. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Truist Securities

The date of this prospectus supplement is March 11, 2025

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Please read “Where You Can Find More Information” on page S-15 of this prospectus supplement.

Neither we nor the Sales Agent have authorized anyone to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

We are not, and the Sales Agent is not, making an offer of our common stock in any jurisdiction where the offer is not permitted.

References to the number of shares of our common stock in this prospectus supplement or the accompanying prospectus shall be subject to automatic adjustment for any stock splits, stock dividends, reverse stock splits, or similar event with respect to our common stock.

Unless otherwise indicated or as the context otherwise requires, as used in this prospectus supplement, the words “Matthews,” the “Company,” “we,” “us” and “our” refer to Matthews International Corporation and its subsidiaries unless the context requires otherwise, and all references to the “accompanying prospectus” are to the accompanying prospectus, dated March 11, 2025. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference for a more complete understanding of our business and this offering, as well as the material tax and other considerations that may be important to you in making your investment decision.

Our Company

Matthews, founded in 1850 and incorporated in Pennsylvania in 1902, is a global provider of memorialization products, industrial technologies, and brand solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, cremation-related products, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Industrial Technologies segment includes the design, manufacturing, service and sales of high-tech custom energy storage solutions; product identification and warehouse automation technologies and solutions, including order fulfillment systems for identifying, tracking, picking and conveying consumer and industrial products; and coating and converting lines for the packaging, pharma, foil, décor and tissue industries. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands and provide value. See “—Recent Developments” for a description of proposed transactions with respect to the SGK Brand Solutions business.

The Company’s principal executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212, its telephone number is (412) 442-8200 and its website is www.matw.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission (the “Commission”).

Recent Developments

SGK Brands Contribution Agreement

On January 7, 2025, the Company entered into a definitive contribution agreement (the “Contribution Agreement” under which it will sell its interests in the SGK Brand Solutions business to a newly formed entity created by affiliates of Southern Graphics, Inc., which will combine the SGK Brand Solutions business with the Southern Graphics, Inc. business. Under the terms of the Contribution Agreement, at the closing of the proposed transactions, the Company will receive $250,000 in cash at closing and $50,000 of preferred equity in the new entity. In addition, at the closing of the proposed transactions, the Company will receive a 40% interest in the common equity of the new entity. The Company will also retain its European packaging business and other related investments following the closing of the proposed transaction. The proposed transaction is expected to be completed during fiscal year 2025, subject to customary closing conditions, including regulatory approvals. On February 25, 2025, the Company announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the proposed transaction.

The Offering

Common stock offered

Up to 1,250,000 shares of our common stock.

Manner of offering

“At the market offerings” that may be made through the Sales Agent. See “Plan of Distribution (Conflict of Interest).”

Use of proceeds

We intend to use the net proceeds from this offering, after deducting the Sales Agent’s commissions and our offering expenses, for general corporate purposes, which may include acquisition of assets and repaying amounts outstanding under our senior secured revolving credit facility and our senior secured second lien notes. See “Use of Proceeds.”

Exchange listing

Our common stock is traded on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “MATW.”

Risk factors

There are risks associated with this offering and our business. You should consider carefully the risk factors on page S-5 of this prospectus supplement and the other risks identified in the documents incorporated by reference herein before making a decision to purchase shares of our common stock in this offering.

FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include “forward-looking statements” pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, including statements regarding the anticipated timing and benefits of the proposed joint venture transaction, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include our ability to satisfy the conditions precedent to the consummation of the proposed joint venture transaction on the expected timeline or at all, our ability to achieve the anticipated benefits of the proposed joint venture transaction, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, including changes in costs due to adjustments to tariffs, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions and divestitures and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the Company’s plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company’s plans and expectations with respect to its Board of Directors (the “Board”), and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the Commission after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors incorporated and other information contained in any applicable free writing prospectus. In addition, although we do not have any customers that would be considered individually significant to consolidated sales, changes in the distribution of our products or the potential loss of one or more of our larger customers are also considered risk factors. We caution that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward looking statements, which reflect management’s analysis only as of the date hereof and thereof, even if subsequently made available by us on our website or otherwise. We do not undertake to update any forward looking statement, whether written or oral, that may be made from time to time by or on behalf of us to reflect events or circumstances occurring after the date of this prospectus supplement. We post important information on our investor relations website, available at matw.com/investors. Readers are encouraged to review the contents of such website. Notwithstanding the foregoing, the contents of such website are not incorporated into this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves substantial risks. Before purchasing our common stock, you should carefully consider the risk factors discussed below, as well as the risk factors discussed in our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2024, which are incorporated by reference into this prospectus supplement, as such may be updated and supplemented by our subsequent Commission filings, as well as the risks, uncertainties and additional information set forth in future Commission filings that are deemed incorporated by reference herein. Each of the risks described could result in a material decrease in the value of our securities and your investment in them. The risks and uncertainties we discuss below and under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are those that we currently believe may materially affect our Company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition or performance.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the net proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

Investors in our shares of common stock may experience significant dilution as a result of this and any future offerings.

Because the sales of our shares of common stock offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of such shares may suffer significant dilution if the price they pay is higher than the price paid by other purchasers of shares of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds of this offering, after deducting the Sales Agent’s commissions and our offering expenses for general corporate purposes, which may include acquisition of assets and repaying amounts outstanding under our senior secured revolving credit facility and our senior secured second lien notes.

As of December 31, 2024, we had (i) $475 million of outstanding borrowings under our senior secured revolving credit facility, with a weighted average interest rate of 5.17%, and (ii) $300 million outstanding borrowings under our 8.625% senior secured second lien notes. The senior secured revolving credit facility matures in January 2029 and the senior secured second lien notes mature in October 2027.

Affiliates of Truist Securities are lenders under our senior secured revolving credit facility and the trustee and collateral agent under our senior secured second lien notes and, as such, may receive a portion of the net proceeds of this offering. See “Plan of Distribution (Conflict of Interest).”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of certain U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. Holders that acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this discussion, a “non-U.S. Holder” generally means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Code, final or temporary U.S. Treasury regulations promulgated or proposed thereunder (“Treasury Regulations”), judicial opinions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, each as of the date hereof and all of which are subject to differing interpretations or change (possibly with retroactive effect). Any such changes could affect the continuing accuracy of this discussion. This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. Holder in light of that non-U.S. Holder’s individual circumstances, including Medicare taxes imposed on net investment income and the alternative minimum tax, nor does it address any aspect of U.S. federal estate, gift, state, local, or non-U.S. taxes or taxes other than U.S. federal income taxes. The discussion below may not apply, in whole or in part, and may not describe certain other U.S. federal income tax considerations that may be applicable to particular non-U.S. Holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	traders, brokers or dealers in securities, commodities or currencies, or a trader that uses a mark-to-market method of tax accounting;

•	controlled foreign corporations and corporations that accumulate earnings to avoid U.S. federal income tax;

•	passive foreign investment companies;

•	persons required to accelerate the recognition of any item of gross income with respect to the shares as a result of such income being recognized on an applicable financial statement;

•	non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment;

•	persons that own or are deemed to own, actually or constructively, more than 5% of our common stock for U.S. federal income tax purposes (except to the extent specifically set forth below);

•	persons with a functional currency other than the U.S. dollar; and

•	U.S. expatriates and certain former citizens or long-term residents of the United States.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, a partnership, or a partner of a partnership, holding our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS or any court will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS or any court would not be sustained.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY, IS NOT TAX ADVICE, AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THERETO.

Distributions

Subject to the discussion in the following paragraph, any distribution we make to a non-U.S. Holder with respect to its shares of our common stock that constitutes a dividend for U.S. federal income tax purposes will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and the non-U.S. Holder provides proper certification of its eligibility for such reduced rate (including providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation)). A distribution in respect of shares of our common stock (and certain redemptions that are treated as distributions with respect to common stock) will generally constitute a dividend for U.S. federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any distribution not constituting a dividend will be treated first as a return of capital allocated ratably among the shares of common stock held by a non-U.S. Holder, reducing (but not below zero) the non-U.S. Holder’s adjusted basis in each share of our common stock and, to the extent in excess of the adjusted basis, as gain from the sale or exchange of such stock. A non-U.S. Holder’s adjusted basis in a share is generally the purchase price of such share, reduced (but not below zero) by the amount of any previous tax-free returns of capital.

Dividends we pay to a non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. Holder) generally will not be subject to U.S. withholding tax, as described above, if the non-U.S. Holder complies with applicable certification and disclosure requirements (including providing a valid IRS Form W-8ECI (or a successor form)). Instead, (unless an applicable income tax treaty provides otherwise) such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. Holder were a U.S. person (as defined under the Code). Dividends received by a non-U.S. Holder that is a corporation for U.S. federal income tax purposes that are effectively connected with its conduct of a trade or business within the United States may also be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distributions we make to a non-U.S. Holder with respect to its shares of our common stock will also be subject to the rules discussed below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act.”

Gain on Sale or Other Disposition of Common Stock

In general, subject to the discussion below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act,” a non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the non-U.S. Holder’s shares of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. Holder) or, in the case of a non-U.S. individual, a fixed base, that the non-U.S. Holder maintains in the United States;

•

the non-U.S. Holder is a nonresident individual present in the United States for 183 days or more during the taxable year of the sale or other taxable disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale or other taxable disposition or such non-U.S. Holder’s holding period of our common stock.

In general, in order for us to be a USRPHC, the fair market value of our U.S. real property interests would need to equal or exceed 50% of the sum of the fair market value of (1) our worldwide real property interests and (2) other assets used or held for use in a trade or business. Even if we were, during the relevant period, are or become a USRPHC at a relevant time, a non-U.S. Holder that at no time during the relevant period actually or constructively owned more than 5% of our common stock generally would not be subject to U.S. federal income tax on the disposition of our common stock, provided that the common stock was regularly traded on an established securities market within the meaning of the applicable Treasury Regulations. If we are or were to become a USRPHC and our common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant sale or other taxable disposition by a non-U.S. holder occurs, such non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

Gain that is treated as effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax, net of certain deductions, at U.S. federal income tax rates applicable to United States persons within the meaning of the Code (unless an applicable income tax treaty provides otherwise). If the non-U.S. Holder is a corporation, the branch profits tax described above also may apply to such effectively connected gain (unless an applicable income tax treaty provides otherwise). Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. Holder who is subject to U.S. federal income tax because the non-U.S. Holder was present in the United States for 183 days or more during the year of the sale or other taxable disposition of our common stock will generally be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from such sale or other taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. Holder, even though the individual is not considered a resident of the United States for U.S. federal income tax purposes, assuming certain requirements are met, including timely filing of U.S. federal income tax returns with respect to such losses. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules to them, including if we are or become a USRPHC.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Any sale or other disposition with respect to a non-U.S. Holder’s shares of our common stock will also be subject to the rules discussed below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act.”

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the IRS, and to each non-U.S. Holder, the amount of dividends paid to, and the tax withheld with respect to, each such non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. Holder resides or is established.

A non-U.S. Holder will generally be subject to backup withholding at the applicable rate (currently 24%) for dividends on our common stock paid to such holder, unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), and otherwise complies with all applicable legal requirements.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. Holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells or otherwise disposes its shares of our common stock within the United States or through a U.S. broker or the U.S. office of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. Holder to the IRS and also backup withhold on that amount, unless such non-U.S. Holder provides appropriate certification to the broker of its status as a non-U.S. person (such as a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI) or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person). Information reporting will also apply if a non-U.S. Holder sells its shares of our common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. Holder is a non-U.S. person and certain other conditions are met, or such non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder can be credited against the non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided the non-U.S. Holder timely files the appropriate claim with the IRS and furnishes any required information to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

In addition to the backup withholding discussed above, subject to the discussion below regarding Proposed Treasury Regulations, withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on “withholdable payments,” which include dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless those entities comply with certain requirements under the Code and applicable Treasury Regulations, which requirements may be modified by an “intergovernmental agreement” entered into between the United States and an applicable foreign country.

The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. In addition, subject to Proposed Treasury Regulations described below, the FATCA withholding tax would apply to the gross proceeds payable upon the sale, exchange or other disposition of the shares of our common stock. On December 13, 2018, the U.S. Department of the Treasury released proposed regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) which would eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our common stock. There can be no assurance that the proposed regulations will be finalized in their present form.

Non-U.S. Holders should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

We have entered into an equity distribution agreement with Truist Securities, as the Sales Agent, under which we are permitted to offer and sell up to 1,250,000 shares of our common stock from time to time. Sales of our common stock under this prospectus supplement, if any, will be made at market prices in transactions that are deemed to be “at the market offerings,” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock. The Sales Agent will not engage in any prohibited stabilizing transactions with respect to our common stock.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to the Sales Agent as principal for their own account at a price agreed upon at the time of sale. If we sell shares of our common stock to the Sales Agent as principal, we will enter into a separate agreement with the Sales Agent and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise as we and the Sales Agent agree and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the equity distribution agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the designated common stock. We may instruct the Sales Agent not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of common stock at any time and from time to time by notifying the other party in writing.

The Sales Agent will provide to us written confirmation following the close of trading on Nasdaq each day in which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on that day, the gross sales proceeds and the net proceeds to us (after regulatory transaction fees, if any, but before other expenses). We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the equity distribution agreement, the net proceeds to us (before expenses) and the commissions of the Sales Agent in connection with the sales of the common stock.

We will pay the Sales Agent a commission of up to 2.50% of the gross sales price per share of our common stock sold through the Sales Agent under the equity distribution agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agent under the terms of the equity distribution agreement, will be approximately $350,000.

Settlement for sales of common stock will occur on the first business day following the date on which any sales were made, or on some other date that is agreed upon by us and the Sales Agent in connection with the particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

If we or the Sales Agent have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, that party will promptly notify the others and sales of common stock pursuant to the equity distribution agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common stock subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us or by the Sales Agent.

The Sales Agent will use commercially reasonable efforts, consistent with its normal sales and trading practices, to place the shares of common stock under the terms and subject to the conditions set forth in the equity distribution agreement. In connection with the sale of the common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain liabilities, including civil liabilities under the Securities Act.

The Sales Agent and/or affiliates of the Sales Agent have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. Affiliates of the Sales Agent are lenders under our senior secured revolving credit facility, the trustee and collateral agent und our senior secured second lien notes, and affiliates of the Sales Agents may hold our securities. To the extent we use proceeds from this offering to repay indebtedness under our senior secured term loan facility and/or our senior secured revolving credit facility or to repurchase or redeem our securities, such affiliates may receive proceeds from this offering. The Sales Agent and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments related to our securities and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflict of Interest

Affiliates of Truist Securities are lenders under our senior secured revolving credit facility and the trustee and collateral agent under our senior secured second lien notes, and, as such, may receive a portion of the net proceeds of this offering if we use such proceeds to repay borrowings thereunder. Because of this relationship, they may be deemed to have a “conflict of interest” under FINRA Rule 5121. Therefore, the offering will be made in compliance with such rule. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares of common stock, as that term is defined in the rule. In accordance with FINRA Rule 5121, Truist Securities will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus supplement will be passed upon for us by Cozen O’Connor, Pittsburgh, Pennsylvania. Certain legal matters will be passed upon for the Sales Agent by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Matthews International Corporation and Subsidiaries appearing in Matthews International Corporation’s Annual Report (Form 10-K) for the year ended September 30, 2024, and the effectiveness of Matthews International Corporation and Subsidiaries’ internal control over financial reporting as of September 30, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission filing number is 001-09115. All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement will be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference the following documents that we have already filed with the Commission, and any documents that we file with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering under this prospectus supplement:

•

our Annual Report on Form 10-K for the fiscal year ended September  30, 2024 (including portions of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on January 7, 2025, incorporated by reference in such Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2024;

•

our Current Reports on Form 8-K filed with the Commission on December 10, 2024, January  8, 2025, January  27, 2025, February  6, 2025, February  19, 2025, February  21, 2025, February  25, 2025, and March 11, 2025; and

•

the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended September 30, 2024, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus supplement will be provided without charge to each person to whom a copy of this prospectus supplement is delivered (other than the exhibits to such documents which are not specifically incorporated by reference herein), upon written or oral request. Requests should be directed to Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Corporate Secretary, or telephone number: (412) 442-8200. You also may obtain copies of these filings, at no cost, by accessing our website at www.matw.com/investors. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Commission.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public without charge at the Commission’s website: www.sec.gov. This information is also available on our website at www.matw.com/investors. Except as set forth in the “Incorporation of Certain Documents by Reference” section of this prospectus supplement and the accompanying prospectus, the information contained on, or otherwise accessible through, these websites are not incorporated into, and do not constitute a part of this prospectus supplement or the accompanying prospectus or any other report or document that we file with or furnish to the Commission.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 filed with the Commission under the Securities Act for the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

PROSPECTUS

Matthews International Corporation

3,000,000 Shares of Class A Common Stock

We may offer and sell up to that number of shares of our Class A Common Stock, par value $1.00 per share, which, except as otherwise noted, we refer to in this prospectus as common stock, identified above, from time to time in one or more offerings. This prospectus provides you with a general description of our common stock. The aggregate number of shares of common stock sold under this prospectus will not exceed 3,000,000 shares.

Each time we offer and sell shares of our common stock, if necessary, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the common stock. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock.

We may offer and sell shares of our common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods.

If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and, if necessary, the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “MATW.” On March 10, 2025, the last reported sale price of our common stock on Nasdaq was $23.64 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is March 11, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, offer and sell up to 3,000,000 shares of our common stock in one or more offerings. Each time securities are offered, we will provide a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and/or free writing prospectus will contain specific information about the terms and manner of that offering. The prospectus supplement and free writing prospectus may also add, update or change information contained in this prospectus. Any such information that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and any accompanying prospectus supplement or free writing prospectus together with the additional information described below under the heading “Incorporation of Certain Documents by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. This prospectus contains summaries of certain provisions contained in some of the exhibits to our registration statement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of these documents. You may obtain copies of these documents at no cost by writing to or telephoning us at the address and telephone number given under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement, free writing prospectus or document incorporated by reference herein or therein. This prospectus may be used only where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement, free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement or free writing prospectus, nor any sale made under this prospectus or any prospectus supplement or free writing prospectus will, under any circumstances, imply that the information in this prospectus or any prospectus supplement or free writing prospectus is correct as of any date after the date of this prospectus or any such prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

References to the number of shares of our common stock in this prospectus shall be subject to automatic adjustment for any stock splits, stock dividends, reverse stock splits, or similar event with respect to our common stock.

When we refer to “we,” “our,” “us,” “Matthews” and the “Company” in this prospectus, we mean Matthews International Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of shares of our common stock.

1

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission filing number is 001-09115. All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and any accompanying prospectus supplement will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have already filed with the Commission, and any documents that we file with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement:

•

our Annual Report on Form 10-K for the fiscal year ended September  30, 2024 (including portions of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on January 7, 2025, incorporated by reference in such Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2024;

•	our Current Reports on Form 8-K filed with the Commission on December 10, 2024, January 8, 2025, January 27, 2025, February 6, 2025, February 19, 2025, February 21, 2025, February 25, 2025; and

•

the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended September 30, 2024, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus will be provided without charge to each person to whom a copy of this prospectus is delivered (other than the exhibits to such documents which are not specifically incorporated by reference herein), upon written or oral request. Requests should be directed to Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Corporate Secretary, or telephone number: (412) 442-8200. You also may obtain copies of these filings, at no cost, by accessing our website at www.matw.com/investors. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus, any accompanying prospectus supplement or any other report or document we file with or furnish to the Commission.

2

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public without charge at the Commission’s website: www.sec.gov. This information is also available on our website at www.matw.com/investors. Except as set forth in the “Incorporation of Certain Documents by Reference” section of this prospectus supplement and the accompanying prospectus, the information contained on, or otherwise accessible through, these websites are not incorporated into, and do not constitute a part of this prospectus supplement or the accompanying prospectus or any other report or document that we file with or furnish to the Commission.

This prospectus and any accompanying prospectus supplement are part of the registration statement on Form S-3 filed with the Commission under the Securities Act for the common stock offered by this prospectus. This prospectus does not, and any accompanying prospectus supplement will not, contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus or any accompanying prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

3

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference herein and therein include “forward-looking statements” pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, including statements regarding the anticipated timing and benefits of the proposed joint venture transaction, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include our ability to satisfy the conditions precedent to the consummation of the proposed joint venture transaction on the expected timeline or at all, our ability to achieve the anticipated benefits of the proposed joint venture transaction, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, including changes in costs due to adjustments to tariffs, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions and divestitures and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the Company’s plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company’s plans and expectations with respect to its Board of Directors (the “Board”), and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the Commission after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors incorporated and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. In addition, although we do not have any customers that would be considered individually significant to consolidated sales, changes in the distribution of our products or the potential loss of one or more of our larger customers are also considered risk factors. We caution that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward looking statements, which reflect management’s analysis only as of the date hereof and thereof, even if subsequently made available by us on our website or otherwise. We do not undertake to update any forward looking statement, whether written or oral, that may be made from time to time by or on behalf of us to reflect events or circumstances occurring after the date of this prospectus or the date of any prospectus supplement. We post important information on our investor relations website, available at matw.com/investors. Readers are encouraged to review the contents of such website. Notwithstanding the foregoing, the contents of such website are not incorporated into this prospectus or any applicable prospectus supplement.

4

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before buying any shares of our common stock offered pursuant to this prospectus and any applicable prospectus supplement. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 6 of this prospectus and all other information, including our consolidated financial statements and the related notes, that are included or incorporated by reference in this prospectus and any applicable prospectus supplement before you decide to purchase any securities offered pursuant to this prospectus and any applicable prospectus supplement.

About Matthews International Corporation

Matthews, founded in 1850 and incorporated in Pennsylvania in 1902, is a global provider of memorialization products, industrial technologies, and brand solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, cremation-related products, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Industrial Technologies segment includes the design, manufacturing, service and sales of high-tech custom energy storage solutions; product identification and warehouse automation technologies and solutions, including order fulfillment systems for identifying, tracking, picking and conveying consumer and industrial products; and coating and converting lines for the packaging, pharma, foil, décor and tissue industries. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands and provide value. On January 7, 2025, the Company entered into the Contribution Agreement (as defined below) under which it will sell its interests in the SGK Brand Solutions business to a newly formed entity created by affiliates of Southern Graphics, Inc., which will combine the SGK Brand Solutions business with the Southern Graphics, Inc. business. Under the terms of the Contribution Agreement, at the closing of the proposed transactions, the Company will receive $250,000 in cash at closing and $50,000 of preferred equity in the new entity. In addition, at the closing of the proposed transactions, the Company will receive a 40% interest in the common equity of the new entity. The Company will also retain its European packaging business and other related investments following the closing of the proposed transaction. The proposed transaction is expected to be completed during fiscal year 2025, subject to customary closing conditions, including regulatory approvals. On February 25, 2025, the Company announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the proposed transaction.

Additional Information

The Company’s principal executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212, its telephone number is (412) 442-8200 and its website is www.matw.com.

5

RISK FACTORS

Investing our common stock offered pursuant to this prospectus and any applicable prospectus supplement involves substantial risks. . Before purchasing our common stock, you should carefully consider the risk factors discussed in our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2024, which are incorporated by reference into this prospectus, as such may be updated and supplemented by any applicable prospectus supplement and any applicable free writing prospectus, our subsequent Commission filings, as well as the risks, uncertainties and additional information set forth in future Commission filings that are deemed incorporated by reference herein. Each of the risks described could result in a material decrease in the value of our securities and your investment in them. The risks and uncertainties we discuss below and under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are those that we currently believe may materially affect our Company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition or performance.

6

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from our sale of the offered shares of common stock for working capital and general corporate purposes, which may include the repayment of indebtedness. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying prospectus supplement. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in financial institutions, or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time.

7

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell the offered common stock from time to time in one or more transactions as follows:

•	directly to one or more purchasers;

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	through any combination of methods of sale; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of the shares of common stock will set forth the specific plan of distribution and state the terms of the offering, including:

•	the method of distribution of the shares of common stock offered therein;

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered common stock and the net proceeds that we will receive from the sale;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and

•	any securities exchange on which the offered common stock may be listed.

Any public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers, or agents may be changed from time to time.

Distribution Through Underwriters

We may offer and sell our common stock from time to time to one or more underwriters who would purchase the common stock as principal for resale to the public, either on a firm commitment or best efforts basis. If underwriters are used in the sale of our common stock, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of shares of common stock for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the shares of common stock unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the common stock, they generally will be required to purchase all of the offered common stock. The underwriters may acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered common stock to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell shares of common stock from time to time to one or more dealers who would purchase the common stock as principal. The dealers then may resell the offered common stock to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of any dealers and the terms of the transaction in the applicable prospectus supplement.

8

Distribution Through Agents

We may offer and sell shares of our common stock on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be in an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, or sales made to or through a market maker other than on an exchange.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Any underwriters, dealers or agents participating in an offering of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered common stock, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell shares of common stock either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Shares of common stock may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the shares of common stock as a dividend or distribution to our existing security holders.

In connection with an underwritten offering of the common stock, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, shares of common stock in the open market in order to stabilize the price of the common stock. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering if the syndicate repurchases previously distributed shares of common stock in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the common stock to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of common stock will be a new issue. Our common stock is listed on Nasdaq under the symbol “MATW”. Any underwriters to whom or agents through whom the offered shares of common stock are sold for offering and sale may make a market in the offered common stock. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered common stock.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares of common stock from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

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Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

Although we expect that the delivery of shares of common stock generally will be made against payment on or about the business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle on the next business day, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of shares of common stock, purchasers who wish to trade those shares of common stock on the date of the contract for sale, or on one or more of the next succeeding business days as we may specify in the applicable prospectus supplement, will be required, by virtue of the fact that those shares of common stock will settle in more than one business day after the trade date to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Conflict of Interest

We may engage underwriters, dealers and agents in connection with the offering of any of the securities described in this prospectus, some of whom may have a “conflict of interest,” as such term is defined by the Financial Industry Regulatory Authority, Inc. In the event an underwriter, dealer or agent who is participating in the offering has a conflict of interest, we will describe the nature of the conflict in the applicable prospectus supplement, and, if applicable, the name of the underwriter, dealer or agent who is acting as the “qualified independent underwriter” and its role and responsibilities in the offering.

The underwriters, dealers and agents that we may use, as well as their affiliates, may engage in financial or other business transactions with, or perform other services for, us and our subsidiaries in the ordinary course of business and may receive a portion of the proceeds from this offering.

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LEGAL MATTERS

Certain legal matters will be covered by Cozen O’Connor, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of Matthews International Corporation and Subsidiaries appearing in Matthews International Corporation’s Annual Report (Form 10-K) for the year ended September 30, 2024, and the effectiveness of Matthews International Corporation and Subsidiaries’ internal control over financial reporting as of September 30, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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MATTHEWS INTERNATIONAL CORPORATION

1,250,000 Shares

Class A Common Stock

Prospectus Supplement

Truist Securities

March 11, 2025